Parkway Reports Second Quarter 2016 Results

ORLANDO, Fla., Aug. 8, 2016 /PRNewswire/ -- Parkway Properties, Inc. (NYSE: PKY) today announced results for its second quarter ended June 30, 2016.

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Highlights for Second Quarter 2016

  Reported basic and diluted net loss per common share for the second quarter of $0.02
  Reported second quarter FFO of $0.29 per diluted share
  Reported second quarter Recurring FFO of $0.34 per diluted share
  Entered into a definitive agreement with Cousins Properties Incorporated (NYSE: CUZ) for a stock-for-stock merger and subsequent spin-off of the Houston-based assets of both companies into a new publicly traded REIT

"Parkway's strong second-quarter core operating results continue to validate our strategy of combining best-in-class assets within select Sunbelt submarkets with local operating expertise," stated James R. Heistand, President and Chief Executive Officer of Parkway. "Additionally, we continue to maintain a conservative balance sheet with strong coverage ratios. Finally, as we previously announced, in the second quarter we entered into a definitive agreement with Cousins for a stock-for-stock merger and spin-off of the Houston-based assets of both companies into a new publicly traded REIT named Parkway, Inc. We expect to consummate these transactions, which we believe will enhance shareholder value by creating two separate and highly focused REITs, in the fourth quarter of 2016."

For the second quarter 2016, net loss for Parkway Properties, Inc. ("Parkway" or the "Company") attributable to common stockholders was $2.2 million, or $0.02 per basic and diluted share. For the second quarter 2016, funds from operations ("FFO") was $33.6 million, or $0.29 per diluted share, for Parkway Properties LP's real estate portfolio, in which Parkway owns an interest (the "Parkway Portfolio").

Parkway incurred $6.7 million in expenses related to the proposed merger with Cousins Properties Incorporated ("Cousins") in the second quarter 2016. Recurring FFO, which excluded these merger-related expenses and other non-recurring items, was $39.9 million, or $0.34 per diluted share, for the Parkway Portfolio for the second quarter 2016.

A reconciliation of net income (loss) to FFO and Recurring FFO is presented in the tables attached to this press release. Net income (loss) to common stockholders, FFO and Recurring FFO for the three and six months ended June 30, 2016 as well as a comparison to the prior-year periods, are as follows:

(Amounts in thousands, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2016		2015		2016		2015
	Amount	Per Basic and Diluted Share	Amount	Per Basic and Diluted Share	Amount	Per Basic and Diluted Share	Amount	Per Basic and Diluted Share
Net Income (Loss) – Common Stockholders	$(2,159)	$(0.02)	$14,132	$0.13	$59,234	$0.53	$21,407	$0.19
Wtd. Avg. Basic Shares	111,725		111,543		111,692		111,381
Wtd. Avg. Diluted Shares	111,725		116,666		116,957		116,638

Funds From Operations	$33,645	$0.29	$37,923	$0.33	$73,715	$0.63	$77,595	$0.67
Recurring Funds From Operations	$39,861	$0.34	$41,837	$0.36	$79,731	$0.68	$81,190	$0.70
Wtd. Avg. Diluted Shares/Units	117,005		116,666		116,957		116,638

Operational Results

Occupancy at the end of the second quarter 2016 was 89.1%, compared to 89.0% at the end of the prior quarter. Including leases that have been signed but have yet to commence, the Company's leased percentage at the end of the second quarter 2016 was 90.5%, compared to 90.8% at the end of the prior quarter.

Leasing Activity

During the second quarter 2016, Parkway signed a total of 180,000 square feet of leases at an average rent per square foot of $38.58 and at an average cost of $6.94 per square foot per year.

New & Expansion Leasing – During the second quarter 2016, Parkway signed 70,000 square feet of new leases at an average rent per square foot of $39.32 and at an average cost of $7.68 per square foot per year.

Expansion leases during the second quarter 2016 totaled 33,000 square feet at an average rent per square foot of $36.70 and at an average cost of $7.35 per square foot per year.

Renewal Leasing – Customer retention during the second quarter 2016 was 54.2%. The Company signed 77,000 square feet of renewal leases at an average rent per square foot of $38.69, representing a 1.3% rate increase from the expiring rate. The average cost of renewal leases was $5.97 per square foot per year.

Significant operational and leasing statistics for the quarter as compared to prior quarters are as follows:

	For the Three Months Ended
	06/30/16	3/31/16	12/31/15	09/30/15	06/30/15
Ending Occupancy	89.1%	89.0%	90.7%	90.0%	90.4%
Customer Retention	54.2%	55.2%	81.9%	86.6%	62.0%
Square Footage of Total Leases Signed (in thousands)	180	385	631	734	687
Average Revenue Per Square Foot Per Year of Total Leases Signed	$38.58	$33.81	$31.55	$32.12	$28.92
Average Cost Per Square Foot Per Year of Total Leases Signed	$6.94	$4.98	$5.32	$6.19	$5.64

Strategic Transactions with Cousins

On April 28, 2016, the Company entered into a definitive merger agreement (the "Merger Agreement") pursuant to which the Company will merge with and into an affiliate of Cousins in a stock-for-stock merger (the "Merger") and the combined company then will spin off the combined Houston-based assets into a new publicly traded REIT named Parkway, Inc. ("New Parkway"). Under the terms of the Merger Agreement, the Company's stockholders will receive 1.63 shares of newly issued Cousins common stock in exchange for each issued and outstanding share of common stock of the Company as of the effective time of the Merger. Pursuant to the Merger Agreement, on the business day following the Merger's completion, the combined company will effect a taxable spin-off of New Parkway via a special dividend of shares of New Parkway to be distributed pro rata to its stockholders (the "Spin-Off" and together with the Merger, the "Transactions"). The Transactions are subject to certain closing conditions, including but not limited to approval by the stockholders of each of the Company and Cousins. The Company can provide no assurances when the Transactions will close, if at all.

Capital Structure

On April 6, 2016, the Company paid in full the $114.0 million mortgage debt secured by CityWestPlace I and II and recognized a gain on extinguishment of debt of $154,000 during the six months ended June 30, 2016.

On April 11, 2016, the Company paid in full the $47.9 million mortgage debt secured by Lincoln Place and recognized a gain on extinguishment of debt of $308,000 during the six months ended June 30, 2016.

At June 30, 2016, the Company had no outstanding debt under its unsecured revolving credit facility, $550.0 million outstanding under its unsecured term loans and held $71.8 million in cash and cash equivalents, of which $55.4 million of cash and cash equivalents was Parkway's share. Parkway's share of secured debt totaled $895.0 million at June 30, 2016.

At June 30, 2016, the Company's net debt to adjusted EBITDA – annualized investment activities multiple was 6.3x, compared to 6.7x at June 30, 2015. A reconciliation of net income (loss) to adjusted EBITDA and adjusted EBITDA - annualized investment activities is presented in the tables attached to this press release. Adjusted EBITDA - annualized investment activities further adjusts adjusted EBITDA to account for the implied annualized impact of any acquisition or disposition activity for the period.

Subsequent Events

On July 25, 2016, the Company sold the Stein Mart Building, an office property located in Jacksonville, Florida, for a gross sale price of $23.6 million, and expects to recognize a gain on the sale of the Stein Mart Building in the third quarter of 2016. In conjunction with the closing of the sale, the Company paid in full the $10.6 million mortgage debt secured by the Stein Mart Building and incurred a prepayment fee as part of the repayment of approximately $2.3 million, which the Company expects to recognize during the third quarter of 2016.

Common Dividend

The Company's previously announced second quarter cash dividend of $0.1875 per share, which represents an annualized dividend of $0.75 per share, was paid on June 29, 2016 to stockholders of record as of June 15, 2016.

Outlook

Given the Company's announcement on April 29, 2016 regarding the signed Merger Agreement with Cousins, the Company is not providing an outlook for the remainder of 2016 or updating or affirming its previously issued guidance range for the full-year 2016 for its earnings per diluted share ("EPS") or FFO per diluted share.

Webcast and Conference Call

The Company will conduct its second quarter earnings conference call on Tuesday, August 9, 2016 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 877-407-3982, or 1-201-493-6780 for international participants, at least five minutes prior to the scheduled start time. A live audio webcast will also be available on the Company's website (www.pky.com). A taped replay of the call can be accessed 24 hours a day through August 16, 2016, by dialing 877-870-5176, or 1-858-384-5517 for international callers, and using the passcode 13641752.

About Parkway Properties

Parkway Properties, Inc. is a fully integrated, self-administered and self-managed real estate investment trust specializing in the acquisition, ownership, development and management of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 34 office properties located in six states with an aggregate of approximately 14.0 million square feet of leasable space as of July 1, 2016. Fee-based real estate services are offered through wholly owned subsidiaries of the Company, which in total manage and/or lease approximately 2.7 million square feet for third-party owners as of July 1, 2016.

Forward Looking Statements

Certain statements in this press release that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "intend," "forecast," "guidance," "intend," "may," "might," "outlook," "plan," "potential," "project," "result," "seek," "should," "will" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company. Examples of forward-looking statements include projections relating to fully diluted EPS, share of depreciation and amortization, impairments of depreciated real estate, net gains on sales of real estate, reported FFO per share, recurring FFO per share, nonrecurring items, net operating income, cap rates, internal rates of return, dividend payment rates, FFO accretion, capital improvements, expected sources of financing, the timing of closing of acquisitions, dispositions or other transactions, including the proposed Transactions, the ability to complete acquisitions and dispositions, including the proposed Transactions, and the risks associated therewith, statements about the benefits of the proposed Transactions, including future financial and operating results, plans, objections, expectations, and intentions, and descriptions relating to these expectations. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors including, but not limited to, the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the actual or perceived impact of U.S. monetary policy; competition in the leasing market; the demand for and market acceptance of the Company's properties for rental purposes; oversupply of office properties in the Company's geographic markets; the amount and growth of the Company's expenses; customer financial difficulties and general economic conditions, including increasing interest rates and changes in the prices of commodities, as well as economic conditions in the Company's geographic markets; defaults or non-renewal of leases; risks associated with joint venture partners; risks associated with the ownership and development of real property, including risks related to natural disasters; risks associated with property acquisitions; the failure to acquire or sell properties as and when anticipated; illiquidity of real estate; termination or non-renewal of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate businesses, including the proposed Transactions; risks associated with the ability to consummate the proposed Transactions and the transactions contemplated thereby; the ability to realize anticipated benefits and synergies of the proposed Transactions; the potential impact of announcement or consummation of the proposed Transactions on relationships, including with tenants, employees, customers and competitors; compliance with environmental and other regulations, including real estate and zoning laws; the Company's inability to obtain financing; the Company's inability to use net operating loss carry forwards; the Company's failure to maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended; the unfavorable outcome of any legal proceedings that have been or may be instituted against the Company, Cousins or any company spun-off by the combined company; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Company's Use of Non-GAAP Financial Measures

FFO and NOI, including related per share amounts, are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs and should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of the Company. Management believes that FFO and NOI are helpful to investors as supplemental performance measures because these measures exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company's results of operations determined in accordance with GAAP. FFO and NOI do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs as disclosed in the Company's Consolidated Statements of Cash Flows. FFO and NOI should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. The Company's calculation of these non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Funds from Operations (FFO) – Parkway computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts ("NAREIT"), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition. FFO is defined by NAREIT as net income (computed in accordance with GAAP), reduced by preferred dividends, excluding gains or losses from the sale of previously depreciable real estate assets, impairment charges related to depreciable real estate under GAAP, plus depreciation and amortization related to depreciable real estate, and after adjustments to derive our pro rata share of FFO of consolidated and unconsolidated joint ventures. Further, we do not adjust FFO to eliminate the effects of non-recurring charges. The Company believes that FFO is a meaningful supplemental measure of its operating performance because historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation and amortization expenses. The Company believes that the use of FFO, combined with the required GAAP presentations, has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of operating results among such companies more meaningful. FFO measures 100% of the operating performance of Parkway Properties LP in which Parkway Properties, Inc. owns an interest. A reconciliation of net income (loss) to FFO is presented in the tables attached to this press release.

Recurring FFO – In addition to FFO, Parkway also discloses recurring FFO, which excludes Parkway's share of lease termination fees, gains and losses on extinguishment of debt, acquisition costs, non-cash adjustments for interest rate swaps, merger and realignment expenses, or other unusual items. Although this is a non-GAAP measure that differs from NAREIT's definition of FFO, the Company believes it provides a meaningful presentation to investors of operating performance because it allows investors to compare the Company's operating performance to the Company's performance in prior reporting periods without the effect of items that by their nature are not compatible from period to period and tend to obscure our actual operating results. Recurring FFO measures 100% of the operating performance of Parkway Properties LP in which Parkway Properties, Inc. owns an interest. A reconciliation of net income (loss) to Recurring FFO is presented in the tables attached to this press release.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA – Parkway believes that using EBITDA as a non-GAAP financial measure helps investors and management analyze our ability to service debt and pay cash distributions. Parkway defines EBITDA as net income before interest expense, income taxes and depreciation and amortization. Parkway further defines Adjusted EBITDA, a non-GAAP financial measure, as net income before interest expense, income taxes, depreciation and amortization expense, amortization of loan costs, non-cash adjustments for interest rate swaps, impairment of real estate, gains and losses on sales of real estate, gains and losses on extinguishment of debt, noncontrolling interest – unit holders, acquisition costs, share-based compensation expense and merger and realignment expenses. Adjustments for Parkway's share of partnerships and joint ventures are included in the computation of Adjusted EBITDA on the same basis. Although EBITDA and Adjusted EBITDA have limitations as analytical tools, we compensate for the limitations by only using EBITDA and Adjusted EBITDA to supplement GAAP financial measures. Additionally, we believe that investors should consider EBITDA and Adjusted EBITDA in conjunction with net income and the other required GAAP measures of our performance to improve their understanding of our operating results. EBITDA and Adjusted EBITDA measure 100% of the operating performance of Parkway Properties LP in which Parkway Properties, Inc. owns an interest. A reconciliation of net income (loss) to adjusted EBITDA is presented in the tables attached to this press release.

Contact:
Parkway Properties, Inc.
David R. O'Reilly
Executive Vice President and Chief Financial Officer
Bank of America Center
390 N. Orange Ave., Suite 2400
Orlando, FL 32801
(407) 650-0593
www.pky.com

PARKWAY PROPERTIES, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	June 30,	December 31,
	2016	2015
	(Unaudited)	(Unaudited)
Assets
Real estate related investments:
Office properties	$ 3,220,262	$ 3,332,021
Accumulated depreciation	(347,778)	(308,772)
	2,872,484	3,023,249

Mortgage loan receivable	3,289	3,331
Investment in unconsolidated joint ventures	45,262	39,592
	2,921,035	3,066,172

Receivables and other assets:
Rents and fees receivable, net	2,611	856
Straight line rents receivable	100,383	86,138
Other receivables	4,901	9,952
Unamortized lease costs	149,964	148,901
Escrows and other deposits	35,970	40,444
Prepaid assets	7,111	3,412
Investment in preferred interest	3,500	3,500
Fair value of interest rate swaps	-	474
Deferred tax asset - non-current	4,777	4,999
Other assets	658	858
Land available for sale	175	175
Intangible assets, net	123,684	146,688
Assets held for sale	21,448	21,373
Management contract intangibles, net	-	378
Cash and cash equivalents	71,838	74,961
Total assets	$ 3,448,055	$ 3,609,281

Liabilities
Notes payable to banks, net	$ 543,742	$ 542,880
Mortgage notes payable, net	1,058,691	1,235,502
Accounts payable and other liabilities:
Corporate payables	8,751	4,077
Deferred tax liability - non-current	827	793
Accrued payroll	2,589	4,845
Fair value of interest rate swaps	13,769	9,026
Interest payable	5,101	5,944
Property payables:
Accrued expenses and accounts payable	43,053	55,322
Accrued property taxes	28,643	22,857
Prepaid rents	15,634	18,787
Deferred revenue	550	25
Security deposits	5,897	7,135
Unamortized below market leases	55,510	64,874
Liabilities related to assets held for sale	11,677	1,003
Total liabilities	1,794,434	1,973,070

Equity
Parkway Properties, Inc. stockholders' equity:
Common stock, $.001 par value, 215,500,000 shares authorized and 111,734,698 and 111,631,153 shares issued and
outstanding in 2016 and 2015, respectively	112	112
Limited voting stock, $.001 par value, 4,500,000 shares
authorized and 4,213,104 shares issued and outstanding	4	4
Additional paid-in capital	1,858,071	1,854,913
Accumulated other comprehensive loss	(11,319)	(6,199)
Accumulated deficit	(442,883)	(460,131)
Total Parkway Properties, Inc. stockholders' equity	1,403,985	1,388,699
Noncontrolling interests	249,636	247,512
Total equity	1,653,621	1,636,211
Total liabilities and equity	$ 3,448,055	$ 3,609,281

PARKWAY PROPERTIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Revenues
Income from office properties	$ 106,249	$ 114,252	$ 215,877	$ 231,167
Management company income	1,260	2,821	2,696	5,586
Sale of condominium units	-	9,832	-	9,836
Total revenues	107,509	126,905	218,573	246,589

Expenses
Property operating expense	41,272	43,580	84,205	88,574
Management company expenses	1,189	2,571	1,863	5,291
Cost of sales - condominium units	-	9,889	-	10,091
Depreciation and amortization	38,631	47,056	80,571	96,192
Impairment loss on real estate	-	4,400	-	5,400
General and administrative	12,264	7,747	19,263	16,631
Acquisition costs	-	196	-	667
Total expenses	93,356	115,439	185,902	222,846

Operating income	14,153	11,466	32,671	23,743

Other income and expenses
Interest and other income	191	312	435	482
Equity in earnings of unconsolidated joint ventures	270	422	519	584
Net gains (losses) on sale of real estate	(38)	45,246	62,982	59,562
Gain (loss) on extinguishment of debt, net	462	(4,919)	462	(4,840)
Interest expense	(15,798)	(17,676)	(32,713)	(36,874)

Income (loss) before income taxes	(760)	34,851	64,356	42,657

Income tax expense	(312)	(326)	(887)	(518)

Net income (loss)	(1,072)	34,525	63,469	42,139
Net (income) loss attributable to noncontrolling interests - unit holders	89	(607)	(2,566)	(955)
Net income attributable to noncontrolling interests - real estate partnerships	(1,176)	(19,786)	(1,669)	(19,777)
Net income (loss) for Parkway Properties, Inc. and attributable to common stockholders	$ (2,159)	$ 14,132	$ 59,234	$ 21,407

Net income (loss) per common share attributable to Parkway Properties, Inc.:
Basic net income (loss) per common share attributable to Parkway Properties, Inc.	$ (0.02)	$ 0.13	$ 0.53	$ 0.19
Diluted net income (loss) per common share attributable to Parkway Properties, Inc.	$ (0.02)	$ 0.13	$ 0.53	$ 0.19

Weighted average shares outstanding:
Basic	111,725	111,543	111,692	111,381
Diluted	111,725	116,666	116,957	116,638

PARKWAY PROPERTIES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO FUNDS FROM OPERATIONS
AND FUNDS AVAILABLE FOR DISTRIBUTION AT PARKWAY'S SHARE
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Net income (loss) for Parkway Properties, Inc.	$ (2,159)	$ 14,132	$ 59,234	$ 21,407

Adjustments to net income (loss) for Parkway Properties, Inc.:
Depreciation and amortization	35,855	43,706	74,897	89,071
Noncontrolling interest - unit holders	(89)	607	2,566	955
Impairment loss on depreciable real estate	-	4,400	-	5,400
Net (gains) losses on sale of real estate	38	(24,922)	(62,982)	(39,238)
Funds from operations attributable to the operating partnership	$ 33,645	$ 37,923	$ 73,715	$ 77,595

Adjustments to derive recurring funds from operations:
Lease termination fee income	(10)	(70)	(194)	(1,029)
(Gain) loss on extinguishment of debt, net	(462)	3,831	(462)	3,752
Acquisition costs	-	196	-	667
Non-cash adjustment for interest rate swap	(31)	(43)	(47)	205
Merger and realignment expenses	6,719	-	6,719	-
Recurring funds from operations attributable to the operating partnership	$ 39,861	$ 41,837	$ 79,731	$ 81,190

Funds available for distribution
Funds from operations	$ 33,645	$ 37,923	$ 73,715	$ 77,595
Add (deduct):
Straight-line rents	(6,381)	(8,502)	(14,637)	(16,798)
Amortization of below market leases, net	(1,775)	(4,823)	(4,620)	(9,438)
Share-based compensation expense	1,433	1,726	2,950	3,462
Acquisition costs	-	196	-	667
Amortization of loan costs	749	824	1,481	1,495
Non-cash adjustment for interest rate swap	(31)	(43)	(47)	205
(Gain) loss on extinguishment of debt, net	(462)	3,831	(462)	3,752
Amortization of mortgage interest premium	(2,521)	(2,943)	(5,999)	(5,949)
Recurring capital expenditures: (1)
Building improvements	(2,158)	(1,245)	(3,918)	(2,068)
Tenant improvements - new leases	(1,364)	(1,349)	(2,600)	(1,493)
Tenant improvements - renewal leases	(2,413)	(3,256)	(4,750)	(4,164)
Leasing costs - new leases	(735)	(1,036)	(3,225)	(2,928)
Leasing costs - renewal leases	(2,050)	(1,302)	(5,354)	(2,392)
Total recurring capital expenditures	(8,720)	(8,188)	(19,847)	(13,045)
Funds available for distribution attributable to the operating partnership	$ 15,937	$ 20,001	$ 32,534	$ 41,946

Diluted per common share/unit information (**)
FFO per share	$ 0.29	$ 0.33	$ 0.63	$ 0.67
Recurring FFO per share	$ 0.34	$ 0.36	$ 0.68	$ 0.70
Dividends paid	$ 0.1875	$ 0.1875	$ 0.3750	$ 0.3750
Dividend payout ratio for FFO	64.7%	56.8%	59.5%	56.0%
Dividend payout ratio for recurring FFO	55.1%	52.1%	55.1%	53.6%
Dividend payout ratio for FAD	133.9%	110.3%	133.9%	104.2%

Other supplemental information
Recurring capital expenditures	$ 8,720	$ 8,188	$ 19,847	$ 13,045
Upgrades on acquisitions	20,055	14,568	37,849	25,733
Total real estate improvements and leasing costs (1)	$ 28,775	$ 22,756	$ 57,696	$ 38,778

**Information for diluted computations:
Basic common shares/units outstanding	116,554	116,376	116,522	116,353
Dilutive effect of other share equivalents	451	290	435	285
Diluted weighted average shares/units outstanding	117,005	116,666	116,957	116,638

(1) Development costs related to Hayden Ferry III are not included in these amounts.

PARKWAY PROPERTIES, INC.
EBITDA, ADJUSTED EBITDA, COVERAGE RATIOS AND CAPITALIZATION INFORMATION
(In thousands, except per share, percentage and multiple data)

	6/30/2016	3/31/2016	12/31/2015	9/30/2015	6/30/2015

Net income (loss) for Parkway Properties, Inc.	$ (2,159)	$ 61,393	$ 8,677	$ 37,251	$ 14,132

Adjustments at Parkway's share to net income (loss) for Parkway Properties, Inc.:
Interest expense	13,179	14,215	14,822	14,256	14,700
Depreciation and amortization	35,855	39,042	44,333	42,398	43,706
Income tax expense	312	575	894	491	326
EBITDA	47,187	115,225	68,726	94,396	72,864
Amortization of loan costs	749	732	716	708	824
Non-cash adjustment for interest rate swap	(31)	(16)	(52)	217	(43)
(Gain) loss on extinguishment of debt, net	(462)	-	575	210	3,831
Noncontrolling interest - unit holders	(89)	2,655	375	1,617	607
Acquisition costs	-	-	1,306	101	196
Share-based compensation expense	1,433	1,517	1,410	1,653	1,726
Net (gains) losses on sale of real estate	38	(63,020)	(3,819)	(42,309)	(24,922)
Gain on sale of unconsolidated property	-	-	(9,754)	-	-
Impairment loss on real estate	-	-	-	-	4,400
Merger and realignment expenses	6,719	-	520	-	-
Adjusted EBITDA	$ 55,544	$ 57,093	$ 60,003	$ 56,593	$ 59,483

Interest coverage ratio	4.2	4.0	4.0	4.0	4.0

Fixed charge coverage ratio	3.6	3.4	3.4	3.3	3.5

Capitalization information
Mortgage notes payable, at par at Parkway's share	$ 895,039	$ 1,057,609	$ 1,034,972	$ 1,007,528	$ 1,007,589
Notes payable to banks, at par	550,000	550,000	550,000	550,000	600,000
Parkway's share of total debt	1,445,039	1,607,609	1,584,972	1,557,528	1,607,589
Less: Parkway's share of cash and cash equivalents	(55,409)	(235,000)	(57,974)	(88,878)	(47,142)
Parkway's share of net debt	1,389,630	1,372,609	1,526,998	1,468,650	1,560,447

Shares of common stock and operating units outstanding	116,562	116,546	116,464	116,424	116,391
Stock price per share at period end	$ 17.63	$ 15.66	$ 15.63	$ 15.56	$ 17.44
Market value of common equity	$ 2,054,988	$ 1,825,110	$ 1,820,332	$ 1,811,557	$ 2,029,859
Total market capitalization (including net debt)	$ 3,444,618	$ 3,197,719	$ 3,347,330	$ 3,280,207	$ 3,590,306
Net debt as a percentage of market capitalization	40.3%	42.9%	45.6%	44.8%	43.5%

Adjusted EBITDA annualized (1)	$ 222,176	$ 228,372	$ 240,012	$ 226,372	$ 237,932
Adjustment for annualized investment activities (2)	-	(2,502)	(1,829)	(2,747)	(4,011)
Adjusted EBITDA - annualized investment activities	$ 222,176	$ 225,870	$ 238,183	$ 223,625	$ 233,921
Net debt to Adjusted EBITDA - annualized investment activities multiple	6.3	6.1	6.4	6.6	6.7

(1) Adjusted EBITDA for the period multiplied by 4.
(2) Adjustment for annualized investment activities accounts for the implied annualized impact of any acquisition or disposition activity for the period.